UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd. Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 4, 2015, A. Schulman, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Designation, Preferences, Rights and Limitations (the “Certificate of Designation”) for the purpose of amending its Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of 125,000 shares of the Company’s 6.00% Cumulative Perpetual Convertible Special Stock, without par value (the “Convertible Special Stock”). The following is a summary of the material terms of the Convertible Special Stock set forth in the Certificate of Designation.

Holders of Convertible Special Stock are entitled to receive, when, as and if declared by the Company’s Board of Directors, cumulative dividends at the rate of 6.00% per annum on the $1,000.00 liquidation preference per share of the Convertible Special Stock, payable quarterly in arrears on each dividend payment date. Dividends may be paid in cash or, where freely transferable by any non-affiliate recipient thereof, in common stock of the Company or a combination thereof, and are payable on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2015.

The Convertible Special Stock, with respect to the payment of dividends and distributions upon the Company’s liquidation, winding-up or dissolution, will rank:

•	senior to the Company’s common stock and to all of the Company’s other capital stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on parity with, the Convertible Special Stock;

•	on parity with any of the Company’s capital stock issued in the future, the terms of which expressly provide that it will rank on parity with the Convertible Special Stock; and

•	junior to all of the Company’s capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to Convertible Special Stock.

The Convertible Special Stock has no maturity date, is not redeemable by the Company at any time and will remain outstanding unless converted by the holders or mandatorily converted by the Company as described below.

Each share of Convertible Special Stock is convertible, at the holder’s option at any time, into shares of Common Stock at the initial conversion rate of approximately 19.1113 shares of common stock of the Company (which is equivalent to an initial conversion price of approximately $52.33 per share) to one share of Convertible Special Stock. The conversion rate is subject to specified adjustments as set forth in the Certificate of Designation.

On or after May 1, 2020, the Company may, at its option, give notice of its election to cause all outstanding shares of Convertible Special Stock to be automatically converted into shares of common stock of the Company at the conversion rate then in effect, if the closing sale price of the Company’s common stock equals or exceeds 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days.

If the Company undergoes a fundamental change, as defined in the Certificate of Designation, and a holder converts its shares of Convertible Special Stock at any time beginning at the opening of business on the trading day immediately following the effective date of such fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will receive, for each share of Convertible Special Stock surrendered for conversion, a number of shares of common stock of the Company equal to the greater of:

•	the sum of (i) the conversion rate and (ii) the make-whole premium, if any, as described in the Certificate of Designation; provided that the number of shares of the Company’s common stock as described in this bullet point will not exceed 35.8337 shares per share of Convertible Special Stock (subject to adjustment in the same manner as the conversion rate); and

•	the conversion rate, which will be increased to equal (i) the sum of the $1,000.00 liquidation preference plus all accumulated and unpaid dividends to, but excluding, the settlement date for such conversion, divided by (ii) the average of the closing sale prices of the Company’s common stock for the five consecutive trading days ending on the third business day prior to such settlement date; provided that the prevailing conversion rate as adjusted pursuant to this bullet point will not exceed 35.8337 shares of common stock of the Company per share of the Convertible Special Stock (subject to adjustment in the same manner as the conversion rate).

Except as required by Delaware law, and subject to the following limitations, holders of the Convertible Special Stock will have no voting rights. If dividends are in arrears and unpaid for six or more quarterly periods, until such arrearage is paid in full, the holders of the Convertible Special Stock will be entitled (voting on an as-converted basis, together with the holders of the Company’s common stock) at the next regular or special meeting of the Company’s stockholders, to vote on matters presented to the Company’s stockholders for a vote at such meeting. Furthermore, so long as any shares of Convertible Special Stock remain outstanding, the Company may not, without the affirmative consent of the holders of at least 66 2/3% of the shares of the Convertible Special Stock outstanding at the time, voting together as a single class with all series of parity stock with similar voting rights, take certain actions altering or preempting the rights of the holders of the Convertible Special Stock, as described in the Certificate of Designation.

The foregoing description of the Certificate of Designation is qualified by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2015, the Company filed the Certificate of Designation with the Delaware Secretary of State, establishing and fixing the rights and preferences of 125,000 shares of Convertible Special Stock. The Certificate of Designation became effective upon filing. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference. For additional information about the terms and conditions of the Convertible Special Stock see Item 3.03 above, which is incorporated herein by reference.

Item 8.01.	Other Events.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-203670):

1.	Underwriting Agreement, dated April 28, 2015, among A. Schulman, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the several underwriters named therein;

2.	Certificate of Designation, Preferences, Rights and Limitations of 6.00% Cumulative Perpetual Convertible Special Stock;

3.	Specimen Certificate for 6.00% Cumulative Perpetual Convertible Special Stock;

4.	Opinion of Jones Day as to the legality of the securities being issued by the Company; and

5.	Computation of Ratios of Earnings to Combined Fixed Charges and Preference Dividends.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated April 28, 2015, among A. Schulman, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representative of the several underwriters named therein.

3.1	Certificate of Designation, Preferences, Rights and Limitations of 6.00% Cumulative Perpetual Convertible Special Stock

4.1	Specimen Certificate for 6.00% Cumulative Perpetual Convertible Special Stock (included as Exhibit A in Exhibit 3.1)

5.1	Opinion of Jones Day as to the legality of the securities being issued by the Company

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

A. SCHULMAN, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated April 28, 2015, among A. Schulman, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representative of the several underwriters named therein.

3.1	Certificate of Designation, Preferences, Rights and Limitations of 6.00% Cumulative Perpetual Convertible Special Stock

4.1	Specimen Certificate for 6.00% Cumulative Perpetual Convertible Special Stock (included as Exhibit A in Exhibit 3.1)

5.1	Opinion of Jones Day as to the legality of the securities being issued by the Company

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of Jones Day (included in Exhibit 5.1)